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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Allbritton Communications Company of our report dated November 25, 1997 relating to the consolidated financial statements of Allbritton Communications Company which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Washington, D.C.
February 10, 1998